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                                                                   Exhibit 3.22

                  LIMITED LIABILITY COMPANY OPERATING AGREEMENT
                                       OF
                            BRIER OAK ON SUNSET, LLC

                      A DELAWARE LIMITED LIABILITY COMPANY

          This Limited Liability Company Operating Agreement (together with the exhibits attached hereto, this "Agreement") of Brier Oak on Sunset, LLC (the "LLC"), is entered into by Summit Care Corporation, a Delaware corporation, as the sole equity member (the "Member"), effective as of July 19, 2004 (the "Effective Date").

          The Member, by execution of this Agreement, hereby forms the LLC as a limited liability company pursuant to, and in accordance with, the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq. (the "Act"), and, in connection therewith, hereby agrees as follows:

                                   ARTICLE I.
                        ORGANIZATIONAL AND OTHER MATTERS

          Section 1.01 Name. The name of the LLC is Brier Oak on Sunset, LLC (the "LLC").

          Section 1.02 Principal Business Office. The principal business office of the LLC shall be located at 2744 Portola Parkway, Suite 200, Foothill Ranch, California, 92610 or such other location as may hereafter be determined by the Member.

          Section 1.03 Registered Office. The address of the registered office of the LLC in the State of Delaware is c/o National Registered Agents, Inc., 9 East Loockerman Street, Suite 1B, Dover, Delaware 19901.

          Section 1.04 Registered Agent. The name and address of the registered agent of the LLC for service of process on the LLC in the State of Delaware is National Registered Agents, Inc., 9 East Loockerman Street, Suite 1B, Dover, Delaware 19901.

          Section 1.05 Term. The LLC shall have a perpetual existence.

          Section 1.06 Certificate of Formation. The LLC was formed as a limited liability company under the Act by the filing of a Certificate of Formation with the Secretary of State of the State of Delaware on July 19, 2004, as the same may be amended, restated or supplemented from time to time. The Member or an Officer (as defined herein) shall execute, deliver and file any other certificates (and any amendments, supplements and/or restatements thereof) necessary for the LLC to qualify to do business in any jurisdiction in which the LLC may wish to conduct business. The existence of the LLC as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

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                                   ARTICLE II.
                                     PURPOSE

          The business purpose of the LLC is to engage in any lawful act or activity and exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware.

                                  ARTICLE III.
                                BOARD OF MANAGERS

          Section 3.01 Board of Managers. Pursuant to Section 18-402 of the Act, and to the extent specifically set forth in this Agreement, certain activities of the LLC shall be managed through a Board of Managers (the "Board of Managers"). The Board of Managers shall have the following characteristics:

               (a) the Board of Managers shall be composed of no less than three individuals (each, a "Manager").

               (b) the initial Managers shall be as set forth on Exhibit A attached hereto and incorporated herein by this reference;

               (c) all actions of the Board of Managers shall require a majority vote of the quorum of the Managers; provided, however, that the Board of Managers may delegate the day-to-day management of the LLC to an individual(s) or entity which may or may not be a Manager;

               (d) the Board of Managers shall meet at such times as may be necessary for the business of the LLC upon at least five business days' prior written notice of the time, place and purpose of the meeting given by any two Managers. Notice of any meeting need not be given to any Manager who submits a signed waiver of notice or who attends such meeting without protesting the lack of notice to him. Meetings of the Board of Managers may be in person or by conference telephone or other similar communications system, and actions of the Board of Managers may be by written consent (in which case, no notice shall be required), which written consents, except as otherwise expressly required in this Agreement, shall be effective if signed in one or more counterparts by a majority of the Managers. The presence of two Managers at a meeting, in person or by proxy, shall constitute a quorum. Each Manager has the right to one vote. Each Manager not only has the right to his own vote, but may vote by proxy for one other Manager;

               (e) the Member may remove any Manager for any reason or no reason by executing a certificate setting forth the Manager being removed and the replacement Manager;

               (f) in the event there exists a vacancy on the Board of Managers, the Member shall, as soon as reasonably practicable, execute a certificate setting forth a replacement Manager; and


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               (g) the debts, obligations and liabilities of the LLC, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the LLC, and no Manager shall be obligated for any such debt, obligation or liability of the LLC solely by reason of its acting as a Manager of the LLC.

                                   ARTICLE IV.
                                     MEMBER

          Section 4.01 Unit Certificates. The limited liability company interests of the LLC shall consist of 100 units (the "Membership Interests"), which shall be evidenced by a unit certificate issued to the Member (the "Unit Certificate"). The Member hereby irrevocably elects that all Membership Interests in the LLC shall be securities governed by Article 8 of the Uniform Commercial Code as in effect in the State of Delaware and each other applicable jurisdiction. The Unit Certificate shall bear the following legends:

          "This certificate evidences a membership interest in Brier Oak on Sunset, LLC and shall be a security governed by Article 8 of the Uniform Commercial Code as in effect in the State of Delaware and, to the extent permitted by applicable law, Article 8 of the Uniform Commercial Code of each other applicable jurisdiction."

          "THIS CERTIFICATE AND THE MEMBERSHIP INTEREST EVIDENCED HEREBY ARE NOT NEGOTIABLE AND ARE NOT TRANSFERABLE EXCEPT IN ACCORDANCE WITH THE TRANSFER RESTRICTIONS OF THE LIMITED LIABILITY COMPANY AGREEMENT. The Limited Liability Company maintains books for the purpose of registering transfers. This Certificate has not been and will not be registered under the Securities Act of 1933 or under the securities or blue sky laws of any state. The holder of this Certificate, by its acceptance hereof, represents that it is acquiring this security for investment and not with a view to any sale or distribution hereof."

          This provision shall not be amended, and any purported amendment to this provision, shall be null and void.

          Section 4.02 Powers. The Member shall have the right and authority to take all actions (i) specifically enumerated in this Agreement or (ii) which such Member otherwise deems necessary, useful or appropriate for the day-to-day management and conduct of the LLC's business and which are not otherwise specifically reserved to the Managers.

          Section 4.03 Liability. The debts, obligations and liabilities of the LLC, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the LLC, and the Member shall not be obligated for any such debt, obligation or liability of the LLC solely by reason of its status as the Member of the LLC.

          Section 4.04 Allocations and Distributions. The LLC's profits and losses shall be allocated to the Member. At the time determined by a majority of the Managers, the Managers may cause the LLC to distribute to the Member any cash held by it which is not in


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violation of Sections 18-607 or 18-804 of the Act or any contractual agreement binding on the LLC.

                                   ARTICLE V.
                                    OFFICERS

          Section 5.01 Officers. The day-to-day operation of the business of the LLC shall be managed by officers (the "Officers") to the extent specifically set forth in this Agreement and under the direction of the Member and the Board of Managers. The Officers shall:

               (a) be comprised of such offices as shall be designated by the Member and may include one or more of the following offices: Chief Executive Officer, President, Chief Financial Officer, Vice President, and Secretary;

               (b) be selected by the Member;

               (c) be allowed to serve on the Board of Managers;

               (d) serve so long as the Member desires or until their resignation, death or incapacitation; and

               (e) meet at such times as may be necessary for the business of the LLC.

          Section 5.02 Initial Officers. The Member may elect one person to more than one position. The initial Officers shall take office upon the execution of this Agreement by the Member and shall be:

          Jose Lynch      President and Chief Executive Officer

          John Harrison   Chief Financial Officer

          Roland Rapp     Vice President and Secretary

          The Member or the Board of Managers may also appoint such additional officers, including a Treasurer, Assistant Treasurers, Assistant Secretaries and Vice Presidents, as it may deem advisable.

          Section 5.03 Chief Executive Officer. The Chief Executive Officer shall, under the direction of the Member and Board of Managers, perform all duties incident to the office of Chief Executive Officer, have general charge of the business, affairs and property of the LLC and general supervision over the other Officers and any of the LLC's employees and agents and see that all orders and resolutions of the LLC are carried into effect.


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          Section 5.04 President. The President shall, under the direction of the Member, Board of Managers, and Chief Executive Officer, perform all duties incident to the office of President and discharge such duties as may be assigned to him or her by the Chief Executive Officer, Board of Managers or the Member. During the absence or disability of the Chief Executive Officer, the President shall exercise all the functions of the Chief Executive Officer and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

          Section 5.05 Chief Financial Officer. The Chief Financial Officer shall, under the direction of the Member, Board of Managers and Chief Executive Officer, perform all duties incident to the office of Chief Financial Officer and shall have such powers and discharge such duties as may be assigned to him or her, from time to time, by the Chief Executive Officer, Board of Managers or the Member.

          Section 5.06 Vice President. The Vice President shall, under the direction of the Member, Board of Managers, and Chief Executive Officer, perform all duties incident to the office of Vice President and discharge such duties as may be assigned to him or her by the Chief Executive Officer, Board of Managers or the Member.

          Section 5.07 Secretary. The Secretary shall, under the direction of the Member, Board of Managers and Chief Executive Officer, perform all duties incident to the office of Secretary and shall have such powers and discharge such duties as may be assigned to him or her, from time to time, by the Chief Executive Officer, the Member or the Board of Managers. The Secretary shall:

               (a) record all the actions taken by the Member and the Board of Managers in a book to be kept for that purpose;

               (b) if required, cause notices to be duly given in accordance with the provisions of the Agreement and as required by statute;

               (c) be custodian of the records; and

               (d) see that all of the books, reports, statements, certificates and all other documents and records required to be kept by statute or this Agreement are properly filed and kept.

                                   ARTICLE VI.
                                 INDEMNIFICATION

          Section 6.01 Indemnification.

               (a) Subject to the standard of conduct set forth in Section 6.01(e), any individual, corporation, partnership, joint venture, limited liability partnership, limited liability company, association, joint stock company, trust, unincorporated organization, whether or not a legal entity, or other business or governmental entity ("Person") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding,


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whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Manager or agent of the LLC, shall be indemnified and held harmless by the LLC to the fullest extent legally permissible against all expenses, liabilities and losses (including attorney's fees and disbursements), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Person in connection with such action, suit or proceeding.

               (b) To the extent that a Manager or agent of the LLC has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph (a) of this Section 6.01, or in defense of any claim, issue or matter therein, he shall be indemnified by the LLC against expenses (including attorneys' fees and disbursements) actually and reasonably incurred by him in connection therewith without the necessity of any action being taken by the LLC other than the determination, in good faith, that such defense has been successful. In all other cases wherein indemnification is provided by this Section 6.01, unless ordered by a court, indemnification shall be made by the LLC only as authorized in the specific case upon a determination that indemnification of the Manager or agent has met the applicable standards specified in this Section 6.01. Such determination shall be made (1) by the Board of Managers by a majority vote of a quorum consisting of Managers who were not parties to such action, suit or proceeding (each, a "Disinterested Manager"), or (2) if such a quorum is not obtainable, or even if obtainable (if a majority of a quorum of Disinterested Managers so directs), by independent legal counsel in a written opinion.

               (c) The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, in itself, create a presumption that the Person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the LLC, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

               (d) Expenses (including attorneys' fees and disbursements) incurred by a Manager or an agent of the LLC in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the LLC in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Managers in the specific case upon receipt of an undertaking by or on behalf of such Manager or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the LLC.

               (e) To the fullest extent permitted by law, no Manager of the LLC shall be personally liable to the LLC for monetary damages for any breach of fiduciary duty by such Person as a Manager. Notwithstanding the foregoing sentence, a Manager shall be liable (i) for breach of the Manager's duty of loyalty to the LLC or the Member, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (iii) for any transaction from which the Manager derived an improper personal benefit. No amendment to or repeal of this Section 6.01(e) shall apply to or have any effect on the liability or alleged liability of any Manager of the LLC for or with respect to any acts or omissions of such Manager occurring prior to such amendment.


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               (f) The indemnification and advancement of expenses provided by this Section 6.01 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled under any agreement, vote of the Board of Managers or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a Person who has ceased to be a Manager, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such Person.

                                  ARTICLE VII.
                                  MISCELLANEOUS

          Section 7.01 Assignments; Additions; Transfers; Dissolution.

               (a) Assignments. The Member may, with prior written notice to the LLC and in compliance with applicable laws, sell assign or convey its Membership Interests at any time without the consent of the Managers. If the Member transfers all of its Membership Interests pursuant to this Section 7.01(a), the transferee shall be admitted to the LLC as a member of the LLC upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the LLC. Any successor to a Member by merger or consolidation shall, without further act, be the Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the LLC shall continue without dissolution.

               (b) Resignation. If the Member resigns pursuant to this Section 7.01(b), an additional member of the LLC may be admitted to the LLC, subject to Sections 7.01(c), upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning Member shall cease to be a member of the LLC.

               (c) Admission of Additional Members. One or more additional members of the LLC may be admitted to the LLC with the written consent of the Member.

               (d) Dissolution. The LLC shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the termination of the legal existence of the last remaining member of the LLC or the occurrence of any other event which terminates the continued membership of the last remaining member of the LLC in the LLC unless the LLC is continued without dissolution in a manner permitted by this Agreement or the Act, (ii) an agreement of all Members to dissolve the LLC, or (iii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

          Section 7.02 Amendments. Subject to the provisions set forth herein, this Agreement may be modified, altered, supplemented or amended pursuant to a written agreement executed and delivered by the Member or any successor Member.


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          Section 7.03 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to principles of conflicts of laws).

          Section 7.04 Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          Section 7.05 Counterparts. This Agreement may be executed in any number of identical counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          Section 7.06 Facsimile Signatures. This Agreement maybe executed by facsimile transmission and such facsimile will be valid and binding to the same extent as if it were an original.

                            [Signature Page Follows]


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          IN WITNESS WHEREOF, the Member has executed this Agreement effective as of the Effective Date.

                                        MEMBER:

                                        Summit Care Corporation,
                                        a California corporation


                                        By: /s/ Roland Rapp
                                            ------------------------------------
                                            Roland Rapp
                                            Secretary

Lmited Liability Company Operating Agreement of Brier Oak on Sunset, LLC


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                                    EXHIBIT A
                                INITIAL MANAGERS

Jose Lynch

John Harrison

Roland Rapp